SCHEDULE II

                  INFORMATION WITH RESPECT TO

        TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR

          SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)



                                   SHARES
                                   PURCHASED        AVERAGE
                   DATE            SOLD(-)          PRICE(2)


COMMON STOCK-RBW CORP


 GAMCO INVESTORS, INC.

                2/21/95            8,000             6.7500

                2/21/95           68,000-            8.6250

                2/17/95            8,000-            6.7500





















(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMERICAN STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.




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